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                                                                EXHIBIT 10.1 (a)

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of June 18, 1999, by and between I.T. Technology, Inc., a Delaware corporation, or its designee ("Purchaser") and Stampville.Com, Inc., a New York corporation (the "Company").

                                    RECITALS

     A. WHEREAS, the Company is a newly formed corporation which has been incorporated to engage in the business of selling collectible stamps and other memorabilia on a wholesale basis to large chain stores and small businesses, and on a retail basis to the general public and collectors;

     B. WHEREAS, in addition, as an integral part of its business, the Company shall establish an Internet web site to promote and sell its collectible stamps and other memorabilia in the United States and international markets;

     C. WHEREAS, the Inter-Governmental Philatelic Corporation ("IGPC") has agreed to make available to the Company, for a period of up to two (2) years, approximately one million (1,000,000) stamps, invoiced at the best possible prices, of which up to fifty percent (50%) of the unsold portion of which shall, at the option of the Company, be subject to return to IGPC;

     D. WHEREAS, the Purchaser has been incorporated to raise capital for the acquisition of equity in Internet related and other technology companies;

     E. WHEREAS, the Company desires to acquire funding to utilize for the establishment of a warehouse facility and the development of a web site to commence its Internet operations and to fund marketing and advertising of its services and products;

     F. WHEREAS, the Purchaser desires to invest funds in the Company in exchange for equity in the Company; and

     G. NOW, THEREFORE, in consideration of the promises and the terms, provisions, covenants and conditions hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

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                                   AGREEMENT

      1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below. All capitalized terms used herein and not defined in this Section 1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

      AAA: as defined in Section 11.13.

      Adjusted Common Series Stock Purchase Price: Shall mean the actual purchase price paid by the Purchaser at the applicable Closing for each share of Common Series Stock.

      Adjusted Operating Profits: shall mean the Operating Profits through the end of the last completed fiscal period less the aggregate amount of such operating profits that have been utilized to reduce the purchase price of any shares of the Series C Common Stock purchased by the Purchaser pursuant to
Section 2.22 below.

      Affiliate: of a Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, including, but not limited to, a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary.

      Agreement: this Agreement, including the Schedules attached hereto.

      Business Day: any day other than a Saturday or Sunday on which banks in the State of New York are generally open for business.

      Capital Stock: shall mean all issued, outstanding or authorized and not yet issued Common Stock, Common Stock or any other capital stock of the Company.

      Company: as defined in the Preamble.

      Common Series Stock: shall mean the Series A Common Stock, the Series B Common Stock and the Series C Common Stock.

      Common Stock: shall mean the no par value, common stock of the Company other than the Common Series Stock.

      Contracts: shall mean, collectively, all written contracts, agreements, instruments, documents, leases, indentures, undertakings or other commercial obligations.

      Disclosure Schedule: shall mean the disclosure schedule and any amendments thereto to be attached hereto and incorporated herein, delivered by the Company to the Purchaser in the manner described in Section 4.

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      Distribution: shall mean any distribution of Capital Stock, cash or property to holders of Capital Stock for any reason, including but not limited to as a result of a dividend, recapitalization, sale of assets or liquidation.

      Environmental Laws: shall mean, collectively, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Toxic Substances Control Act, and any other Laws otherwise affecting or relating to human health or the environment.

      Environmental Materials: shall mean, collectively, any material, substance, chemical, waste, contaminant or pollutant which is regulated, listed, defined as or determined to be hazardous, extremely hazardous, toxic, dangerous, restricted or a nuisance, or otherwise harmful to human health or the environment, under any Environmental Laws.

      Financial Statements: shall mean, collectively, the audited or unaudited financial statements (including balance sheets and statement of earnings, stockholder's equity and cash flow) of the Company delivered to the Purchaser pursuant to the terms of this Agreement.

      Fiscal Year: The financial reporting year for the Company, currently January 1 through December 31.

      GAAP: generally accepted accounting principles, consistently applied.

      Governmental Approval: any action, consent, approval, authorization, permit, license, exemption, order or waiver of, registration or filing with, or report or notice to, any Governmental Authority.

      Governmental Authority: shall mean any foreign, federal, state, municipal or other court, tribunal, department, commission, board or other government authority or agency or any self-regulatory organization, quasi-governmental unit, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing and any arbitrator or other private tribunal.

      Initial Closing Date: shall mean the date upon which the Purchaser makes the initial purchase of Common Stock pursuant to Section 2.1.1(a) below.

      Initial Stage Two Closing Date: shall mean the date upon which the Purchaser makes the initial Stage Two Consideration payments of Common Stock pursuant to Section 2.1.2(a) below.

      Initial Stage Three Closing Date: shall mean the date upon which the Purchaser makes the initial Stage three Consideration payments pursuant to
Section 2.1.3(a) below.


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     IGPC: shall have the meaning set forth in Recital C.

     Laws: shall mean, collectively, all statutes, laws, rules, regulations, requirements, ordinances, injunctions, writs, decrees and orders of any Governmental Authority.

     Licenses: shall mean, collectively, any licenses, permits, approvals, certifications, accreditations, notices and other authorizations issued or promulgated by a Governmental Authority or otherwise.

     Lien: shall mean any condition, restriction, assessment, mortgage, pledge, hypothecation, security interest, title defect, claim, option, lien, charge or other encumbrance or adverse claim, but excluding any restriction or limitation on transferability imposed by Law.

     Litigation: shall mean all litigation or legal proceedings before any court or governmental tribunal, or (with respect to any Governmental Authority) any investigation pending.

     Management Group: C. Jonathan Malumud, Eli Popack and Mendel Mochkin (or such other person as may be specified by Purchaser).

     Operating Profits: shall mean the amount, if any, by which the cumulative amount of revenues or other income received by the Company exceeds cumulative amount of the costs of goods sold from the incorporation of the Company through the end of the last completed fiscal period, calculated in accordance with GAAP, provided, however, cost of goods sold shall exclude all indirect costs including but not limited to any overhead, selling, general and administrative charges, taxes, depreciation and interest charges. Costs of goods shall include the cost of the completed product along with related shipping and handling costs, to the extent collected by the Company.

     Orders: shall mean all decisions, injunctions, writs, guidelines, orders, arbitrations, awards, judgments, subpoenas, verdicts or decrees entered, issued, made or rendered by any Governmental Authority.

     Ordinary Course: shall mean the ordinary course of the Company's business, consistent with the past practices of the Company.

     Party: any of the parties to this Agreement.

     Person: shall mean any natural person, individual, firm, sole proprietorship, partnership, unincorporated organization, association, corporation, company, trust association, trust, business trust, joint venture, Governmental Authority or other entity or group comprised of one or more of the foregoing.

     Proprietary Rights: shall have the meaning set forth in Section 4.20.


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     Pro Rata Share: pro rata share shall mean the amount of any Series of
Common Series Stock issued divided by the total amount of all Common Series Stock issued.

     Purchaser: shall have the meaning set forth in the Preamble.

     Series A Common Stock: shall mean the twenty (20) shares of Series A Convertible and Redeemable Common Stock, no stated value of the Company issuable to the Purchaser pursuant to Section 2.1.1 below. The Series A Common Stock shall have one vote per share and shall vote along with the Common Stock on all matters, except (i) any matter which adversely affects the rights of the any of the holders of Common Series Stock and (ii) for the election of one director, where the approval of a majority of the outstanding shares of Common Series Stock. It shall have a liquidation preference of Twenty Five Thousand Dollars ($25,000) per share out of its pro rata share of twenty percent (20%) of any Distribution to holders of Capital Stock. The Series A Common Stock shall automatically be redeemed in the event of any Distribution to holders of Capital Stock for the following: (i) one share of Common Stock for each share of Series A Stock redeemed; and (ii) cash in the amount of Twenty Five Thousand Dollars ($25,000) per share. The cash portion of the Redemption Price shall be allocated from the Pro Rata Share of (a) twenty percent (20%) of all Distribution to holders of Capital Stock, plus (b) the Series A Stock's pro rata interest in the Distributions, which shall be calculated as a fraction, the numerator of which shall be the number of shares of Series A Stock outstanding and the denominator shall be the sum of all shares of Common
Stock, Series A Stock, Series B Stock and Series C Stock outstanding. Notwithstanding the foregoing, if the Purchaser shall have failed to make any payment described in Section 2.1 of this Agreement, the cash portion of the Redemption Price shall be allocated from that portion of the Distribution which is the result of the product of multiplying the total amount of the Distribution by a fraction, the numerator of which shall be twice the number of shares of Series A Stock outstanding and the denominator shall be the sum of all shares of Common Stock, Series A Stock, Series B Stock and Series C Stock outstanding.

     Series B Common Stock: shall mean the twenty (20) shares of Series B Convertible and Redeemable Common Stock, no stated value of the Company issuable to the Purchaser pursuant to Section 2.1.2 below. The Series B Common Stock shall have one vote per share and shall vote along with the Common Stock on all manners, except any matter which adversely affects the rights of the any of the holders of Common Series Stock where the approval of a majority of the outstanding shares of Common Series Stock. It shall have a liquidation preference of One Hundred and Twelve Thousand Five Hundred Dollars ($112,500) per share payable out of its Pro Rata Share of twenty percent (20%) of any Distribution to holders of Capital Stock. The Series B Common Stock shall automatically be redeemed in the event of any Distribution to holders of Capital Stock for the following: (i) one share of Common Stock for each share of Series B Common Stock redeemed; and (ii) cash in the amount of One Hundred and Twelve Thousand Five Hundred Dollars ($112,500) per share. The cash portion of the Redemption Price shall be allocated from the Pro Rata Share of (a) twenty percent (20%) of all Distributions to holders of Capital Stock, plus (b) the Series B Stock's pro rata interest in the Distributions, which shall be calculated as a fraction, the numerator of which shall be the number of shares of Series B Stock outstanding and the denominator shall be the sum of all shares of Common Stock, Series A Stock,

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Series B Stock and Series C Stock outstanding. Notwithstanding the foregoing, if the Purchaser shall have failed to make any payment described in Section 2.1 of this Agreement, the cash portion of the Redemption Price shall be allocated from that portion of the Distribution which is the result of the product of multiplying the total amount of the Distribution by a fraction, the numerator of which shall be twice the number of shares of Series B Stock outstanding and the denominator shall be the sum of all shares of Common Stock, Series A Stock, Series B Stock and Series C Stock outstanding.

     Series C Common Stock: shall mean the ten (10) shares of Series C Convertible and Redeemable Common Stock, no stated value of the Company issuable to the Purchaser pursuant to Section 2.1.3 below. The Series C Common Stock shall have one vote per share and shall vote along with the Common Stock on all matters, except any matter which adversely affects the rights of any of the holders of Common Series Stock where the approval of a majority of the outstanding shares of Common Series Stock. It shall have a liquidation preference equal to the Adjusted Common Series Stock Purchase Price for the Series C Common Stock per share payable out of its Pro Rata Share of twenty percent (20%) of any Distribution to holders of Capital Stock. To the extent that any shares of Series C Common Stock have not been redeemed in accordance with the provisions of Section 2.3 below, they shall automatically be redeemed in the event of any Distribution to holders of Capital Stock for the following:
(i) one share of Common Stock for each share of Series C Common Stock redeemed; and (ii) cash in the amount of the Adjusted Common Series Stock Purchase Price per share. The cash portion of the Redemption Price shall be allocated from the Pro Rata Share of (a) twenty percent (20%) of all Distribution to holders of Common Stock, plus (b) the Series C Stock's pro rata interest in the Distributions, which shall be calculated as a fraction, the numerator of which shall be the number of shares of Series C Stock outstanding and the denominator shall be the sum of all shares of Common Stock, Series A Stock, Series B Stock and Series C Stock outstanding. Notwithstanding the foregoing, if the purchaser shall have failed to make any payment described in Section 2.1 of this Agreement, the cash portion of the Redemption Price shall be allocated from that portion of the Distribution which is the result of the product of multiplying the total amount of the Distribution by a fraction, the numerator of which shall be twice the number of shares of Series C Stock outstanding and the denominator shall be the sum of all shares of Common Stock, Series A Stock, Series B Stock and Series C Stock outstanding.

     Software: shall have the meaning set forth in Section 4.21.

     Stage One: shall mean a time period commencing on the Initial Closing Date and terminating eight (8) months thereafter.

     Stage One Consideration: shall mean the aggregate sum of Five Hundred Thousand Dollars ($500,000) payable as set forth in Section 2.1.1 herein.

     Stage Two: shall mean a time period commencing upon the last to occur of both (i) the termination of Stage One and (ii) the completion of a fully operational Internet web site for the Company and terminating on the expiration of one year thereafter.

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      Stage Two Consideration: shall mean the aggregate sum of Two Million Two
Hundred and Fifty Thousand Dollars ($2,250,000) payable as set forth in section
2.1.2 herein.

      Stage Three: shall mean a time period commencing upon the termination of Stage Two and terminating on the expiration of one year thereafter.

      Stage Three Consideration: shall, subject to adjustment as provided in
Section 2.1.4 below, mean the aggregate sum of Two Million Two Hundred Fifty Thousand Dollars $2,250,000 payable as set forth in Section 2.1.3 herein.

      Subsidiaries or, individually, a Subsidiary: shall mean any Person(s) in which the Company owns stock, other securities or any other ownership interest (other than ownership of less than five percent (5%) of the stock or securities of a Person whose shares are listed on a nationally recognized securities exchange or are traded over-the-counter, and which stock or securities are held by the Company solely as an investment) and any other investment by the Company in any Person.

      Tax or Taxes: means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by any Governmental Authority.

      Term: shall mean the term of this Agreement, commencing on the Initial Closing Date and terminating three (3) years thereafter, unless sooner terminated by the Company pursuant to Section 8 below.

      2.    Purchase of the Common Series Stock.

            2.1 In exchange for payment by Purchaser of Five Million Dollars ($5,000,000), as provided herein, the Company shall issue to the Purchaser up to twenty (20) shares of Series A Common Stock, twenty (20) shares of Series B Common Stock and ten (10) shares of Series C Common Stock which in the aggregate shall equal to twenty five percent (25%) of the Capital Stock on a fully diluted basis as follows:

            2.1.1 Up to twenty (20 shares of Series A Common stock which shall when issued represent ten percent (10%) of the Capital Stock on a fully-diluted basis upon payment by Purchaser of the Stage One Consideration, on or before five (5) months from the Initial Closing Date, as follows:

                  (a) One Hundred Thousand Dollars ($100,000) on the Initial Closing Date in exchange for four (4) shares, which shall when issued represent two percent (2%) of the Capital Stock on a fully-diluted basis;

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                         (b) Seventy-Five Thousand Dollars ($75,000) thirty
(30) days after the Initial Closing Date in exchange for three (3) shares, which shall when issued represent one and one-half (1.5%) of the Capital Stock on a full-diluted basis (the "Second Stage One Closing");

                         (c) Seventy-Five Thousand Dollars ($75,000) sixty (60)
days after the Initial Closing Date in exchange for three (3) shares, which shall when issued represent one and one-half (1.5%) of the Capital Stock on a full-diluted basis (the "Third Stage One Closing");

                         (d) Seventy-Five Thousand Dollars ($75,000) no later
than ninety (90) days after the Initial Closing Date in exchange for three (3) shares, which shall when issued represent one and one-half (1.5%) of the Capital Stock on a full-diluted basis (the "Fourth Stage One Closing");

                         (e) Seventy-Five Thousand Dollars ($75,000) no later
than one hundred twenty (120) days after the Initial Closing Date in exchange for three (3) shares, which shall when issued represent one and one-half (1.5%) of the Capital Stock on a full-diluted basis (the "Fifth Stage One Closing");

                         (f) One Hundred Thousand Dollars ($100,000) no later
than one hundred fifty (150) days after the Initial Closing Date in exchange for four (4) shares, which shall when issued represent two percent (2%) of the Capital Stock on a full-diluted basis (the "Final Stage One Closing");

               2.1.2 Subject to and conditioned upon the occurrence of the Final Stage One Closing, up to twenty (20) shares of Series B Common Stock, which shall when issued represent ten percent (10%) of the Capital Stock on a fully-diluted basis so that upon payment by Purchaser of the Stage Two Consideration, on or before the completion of Stage Two, Purchaser shall hold twenty percent (20%) of the Capital Stock on a fully-diluted basis, as follows:

                         (a) Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) on or before the commencement of Stage Two, in exchange for five (5) shares, which shall when issued represent one-half percent (2.5%) of the Capital Stock on a fully-diluted basis (the "Initial Stage Two Closing");

                         (b) Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) no later than ninety (90) days after the commencement of Stage Two, in exchange for five (5) shares, which shall when issued represent two and one-half percent (2.5%) of the Capital Stock on a fully-diluted basis (the "Second Stage Two Closing");

                         (c) Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) no later than one hundred and eighty (180) days after the commencement of


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Stage Two, in exchange for five(5) shares, which shall when issued represent two and one-half percent (2.5%) of the Capital Stock on a fully-diluted basis (the "Third Stage Two Closing"); and

                         (d)  Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) no later than two hundred seventy (270) days after the commencement of Stage Two, in exchange for five(5) shares, which shall when issued represent two and one-half percent (2.5%) of the Capital Stock on a fully-diluted basis (the "Final Stage Two Closing").

               2.13. Subject to and conditioned upon the occurrence of the Final Stage Two Closing, up to ten (10) shares of Series C Common Stock, which shall when issued represent five percent (5%) of the Capital Stock on a fully-diluted basis, so that upon payment by Purchaser of the Stage Three Consideration, subject to adjustment as provided in Section 2.2 below, on or before the completion of Stage Three, Purchaser shall hold twenty-five percent (25%) of the Capital Stock on a fully-diluted basis as follows:

                         (a)  Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) on or before the commencement of Stage Three, in exchange for two and one-half (2.5) shares, which shall when issued represent one and one-quarter percent (1.25%) of the Capital Stock on a fully-diluted basis (the "Initial Stage Three Closing");

                         (b)  Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) no later than ninety (90) days after the commencement of Stage Three, in exchange for two and one half (2.5) shares, which shall when issued represent one and one-quarter percent (1.25%) of the Capital Stock on a fully-diluted basis (the "Second Stage Three Closing");

                         (c)  Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) no later than one hundred and eighty (180) days after the commencement of Stage Three, in exchange for two and one-half (2.5) shares, which shall when issued represent one and one quarter percent (1.25%) of the Capital Stock on a fully-diluted basis (the "Third Stage Three Closing"); and

                         (d)  Five Hundred Sixty-Two Thousand Five Hundred
Dollars ($562,500) no later than two hundred and seventy (270) days after the commencement of Stage Three, in exchange for two and one-half (2.5) shares, which shall when issued represent one and one-quarter percent (1.25%) of the Capital Stock on a fully-diluted basis (the "Final Stage Three Closing").

          2.2 Adjustment to Stage Three Consideration. The parties hereby agree that the Stage Three Consideration payable by the Purchaser shall be reduced on a pro rata basis the Stage Three Consideration payments due in connection with the Initial Stage Three Closing on a dollar for dollar basis, up to the full amount of the Stage Three Consideration, based upon the aggregate amount of Operating Profits, through the last completed fiscal quarter prior to the Initial Stage Three Closing. The Stage Three Consideration payable by the Purchaser at any subsequent Stage Three Closing shall be further reduced by any additional Operating Profits

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
earned by the Company through the last completed fiscal quarter prior to the applicable Stage Three Closing.

          2.3 Redemption of Common Series Stock. The Common Series Stock shall be subject to automatic redemption by the Company upon the occurrence of the following events, each of which shall be reflected in a Certificate of Designation or amendment to the Charter of the Company:

               2.3.1 Upon the sale of part, but not all, of the Company or its assets, whether by sale of stock or assets, merger, reorganization or otherwise, where the transaction would ascribe a value of less than Seventy Million Dollars ($70,000,000) on the Company as a whole, each share of Common Series Stock shall be automatically redeemed by the Company in exchange for (a) one share of Common Stock, the Pro Rata Share of (a) twenty percent (20%) of all Distributions to holders of Capital Stock, plus (b) the Common Series Stock's pro rata interest in the Distributions, which shall be calculated as a fraction, the numerator of which shall be the number of shares of Common Series Stock outstanding and the denominator shall be the sum of all shares of Common Stock and Common Series Stock. Notwithstanding the foregoing, if the Purchaser shall have failed to make any payment described in Section 2.1 of this Agreement, the cash portion of the Redemption Price shall be allocated from that portion of the Distribution which is the result of the product of multiplying the total amount of the Distribution by a fraction, the numerator of which shall be twice the number of shares of Series A Stock outstanding and the denominator shall be the sum of all shares of Common Stock, Series A Stock, Series B Stock and Series C Stock outstanding, such redemption to be effective following the distribution of the proceeds of the transaction to all of the shareholders of the Company.

               2.3.2 Upon the sale of all or substantially all of the Company or its assets, whether by sale of stock or assets, merger, reorganization or otherwise, where the transaction would ascribe a value of Seventy Million Dollar ($70,000,000) or more on the Company as a whole, each issued and outstanding share of Common Series Stock shall be automatically redeemed by the Company in exchange for: (a) the Adjusted Common Series Stock Purchase Price of each such share, and (b) one share of Common Stock; provided, that each such newly issued shares of Common Stock shall participate in any dividend, distribution or other payment following such transaction.

               2.3.3 At such time as the distributions paid on the Common Series Stock total one hundred percent of the aggregate Adjusted Common Series Stock Purchase Price of all the shares of Common Series Stock, each issued and outstanding share of Common Series Stock shall be automatically redeemed by the Company in exchange for one share of Common Stock.

          2.4 Purchaser's Obligations: Notwithstanding anything to the contrary contained elsewhere herein, Purchaser's obligations to purchase the Common Series Stock pursuant to Sections 2.1.1 through 2.1.3 above shall be limited to four (4) shares of Series A Common Stock on the Initial Closing Date; provided, however, in the event Purchaser fails to


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
purchase in a timely manner of the entire amount of the shares of Common Series Stock set forth in Sections 2.1.1(b)-2.1.1(f)-2.1.2(d) and 2.1.3(a)-2.1.3(d),
the Company may in its sole discretion, upon thirty (30) days prior written notice (during which period the Purchaser shall have the right to cure through the purchase of any delinquent tranche of Common Series Stock), terminate Purchaser's right to purchase any other shares of Common Series Stock in accordance with the terms hereof, unless such failure by Purchaser to purchase any such shares is as a result of the Company's breach of its obligations or conditions precedent hereunder or any of its representations, warranties or covenants contained herein.

     2.5 Anti-Dilution: The Company's Amended Certificate of Incorporation shall provide that without the approval of the majority of the outstanding shares of Common Series Stock, voting separately as a class, the Company shall not issue or agree to issue any Capital Stock or note or instrument convertible into or exchangeable for Capital Stock unless the Company adjusts the rights and privileges of the Common Series Stock so that when issued the Common Series Stock and/or the Common Stock issuable upon the redemption of the Common Series Stock will hold no lesser of a percentage of the voting rights, Distributions and liquidation preference in the Company as set forth in Sections 2.1.1 through
2.3 above. A copy of the form of Amended Certificate in form and substance acceptable to the Purchaser shall be filed with the office of the Secretary of State of the State of New York prior to the Initial Closing Date.

     3. Use of Proceeds, Budgets and Financial Reports. The Company agrees that, unless otherwise agreed to in writing by the Purchaser, all proceed paid to the Company by Purchaser for the purchase of the Common Series Stock pursuant to section 2 above, shall be used solely for the establishment and business operations of the Company in accordance with the terms of this Agreement and the Company's budget as submitted to the Purchaser. The Company agrees to submit its initial budget for the Company's first fiscal year to the Purchaser's for its approval prior to the initial Closing Date. The Company shall, no later than thirty (30) days prior to the announcement of each of the next two years thereafter, deliver to the Purchaser, budgets for such fiscal years (collectively, the "Budgets"). The Company agrees to provide the Purchaser with Financial Statements which have been audited by an independent certified public accountant acceptable to the Purchaser within ninety (90) days after the end of each fiscal year for a period commencing with the end of the Purchaser's first fiscal year terminating upon the occurrence of both the termination of the Term of this Agreement and Purchaser no longer holding ten percent (10%) of the Capital Stock of the Company (unless said failure is by reason of the Company's breach). In addition, the Company agrees to provide the Purchaser with balance sheets, income statements and cash flow reports on a monthly basis no later than thirty (30) days after the end of each calendar month for a period of three years from the Initial Closing Date (the "Monthly Reports").

     4.   Representations and Warranties of the Company.

          4.1 Organization, Qualification and Corporate Power of the Company. The Company is a corporation duly organized, validly existing and in good standing under the


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
laws of the State of New York, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted, has not filed articles of dissolution and has a perpetual period of existence. The Company is not qualified, nor required to be qualified, to transact business, as it is currently being conducted, as a foreign corporation or organization in any jurisdiction outside of New York.

     4.2 Capitalization. The authorized capital stock of the Company consists of two hundred (200) shares of Capital Stock as follows: one hundred fifty
(150) shares of common stock, no par value per share, all of which shares are issued and outstanding, and fifty (50) shares of Common Series Stock in three series, Series A Common Stock, Series B Common Stock and Series C Common Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible securities or other rights to subscribe for or acquire any capital stock or securities convertible into capital stock of the Company. All such capital stock has been issued in compliance with applicable federal and state securities Laws and all pre-emptive rights applicable thereto, whether by Law or Contract.

     4.3 Authorization of Transaction. The Company has full power and authority to, and has taken all actions necessary to authorize it to, execute and deliver the Agreement and each of the agreements or documents related thereto, and to perform its obligations thereunder. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with the terms and conditions set forth herein, except as limited by bankruptcy, insolvency and general principles of equity.

     4.4 Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will
(i) violate any provision of the articles of incorporation or bylaws of the Company, (ii) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any Contract, Order, License or Law to which the Company is subject or to which the Company is a party; (iii) violate any restriction or limitation, or result in the termination, or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which the Company is bound; or (iv) subject to obtaining the consents contemplated hereby, violate any term or provision of any statute, law, regulation or rule or any writ, judgment, decree, injunction, or similar order, or any agreement with any governmental or regulatory authority applicable to the Company; (v) result in the creation or imposition of any lien upon any assets or properties of Seller or the Company; or (vi) require Seller or the Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except as identified on the Disclosure Schedule.

     4.5 No Outstanding or Undisclosed Liabilities. The Company has no outstanding indebtedness or other liabilities (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued or due or to become due), except operating expenses or liabilities incurred in the Ordinary Course as set forth in Schedule 4.5 attached hereto and made a part hereof.

          4.6 Corporate Records. The Company has provided the Purchaser with access to full and complete copies of the Company's certificate of incorporation, bylaws, stock record book and the corporate minutes and all amendments thereto which are correct and complete in all material respects and accurately reflect all proceedings of the shareholders and directors of the Company (and all committees thereof). The stock record book of the Company contains complete and accurate records of the stock ownership of the Company and the transfer of shares of its capital stock.

          4.7 Organizational Documents. Attached to the Disclosure Schedule shall be true, correct and complete copies of the articles of incorporation and bylaws and other organizational documents, as amended, of the Company.

          4.8 Financial Statements. Attached to the Disclosure Schedule shall be complete copies of the Financial Statements. Except as set forth in the Disclosure Schedule: (a) the Company's books and records of accounts are complete and correct in all material respects and accurately reflect all of the assets, liabilities, transactions and results of operations of the Company as of the dates of such records and (b) the Financial Statements have been prepared in accordance with GAAP or statutory accounting principles, as applicable. Notwithstanding the foregoing, the Buyer recognizes that the accruals for the incurred but not yet reported claims set forth in the Financial Statements are estimates and actual experience may vary from such estimates.

          4.9  Subsidiaries. The Company has no Subsidiaries.

          4.10 Third Party Consents. No third-party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order to enable the Buyer to continue to enjoy the benefits of any Contract, License or other rights of the Company in accordance with their existing terms.

          4.11 Employment Relationships. The Company currently employs __ employees as set forth in Disclosure Schedule 4.11. With respect to such employees:

               4.11.1 Employment Contracts. The Company has no employment contracts.

               4.11.2 Employee Benefit Plans. All Plans maintained by the Company on behalf of the Company's employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") comply with ERISA.

               4.11.3 Labor Contracts. The Company is not a party to any collective bargaining agreement or bound to any other Contract with a labor union. The Company has not received written notice of any proceeding regarding the Company with respect to certification or representation before the National Labor Relations Board. There is no citation, complaint or charge issued, pending or threatened in writing by any agency responsible for administering or enforcing Laws relating to labor relations, employee safety or health, fair labor standards and equal employment opportunity.

            4.12 Licenses. The Company possesses all Licenses as are necessary for the conduct of its business or operations.

            4.13 Material Contracts and Other Descriptions and Lists. Disclosure Schedule 4.13 shall identify and briefly describe the following:

                  4.13.1 Contracts. All Contracts to which the Company is a party.

                  4.13.2 Non-Compete Covenants. A list of any written covenants not to compete, and non-solicitation covenants in favor of the Company, or binding upon or against the Company;

                  4.13.3 Powers of Attorney. The names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

                  4.13.4 Bonds. A list of performance, bid or completion bonds, or letters of credit in favor of the Company or binding upon or against the Company and which will survive the Closing.

      Accurate and complete copies of each Contract or document described in this Section shall be furnished to the Purchaser upon request.

            4.14 Real Property. The Company does not now nor has it ever owned has never owned any real property. Set forth in Disclosure Schedule 4.14 is a description of all real property leases to which the Company is a party.

            4.15 Insurance. The Disclosure Schedule shall list all insurance policies and the coverages with respect thereto currently in effect for the Company. The Company is covered by policies of insurance that are commercially reasonable and sufficient for the conduct of the intended business of the Company (the "Insurance"). The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by the Company with respect to any such policy.

            4.16 Litigation. Except as shall be set forth on the Disclosure Schedule, there is no Litigation relating to the Company, its assets, properties or business, or the transaction contemplated hereby pending or threatened writing. The Disclosure Schedule shall disclose, with respect to each item described thereon, the name or title of the Litigation (and parties or potential parties thereto), a description of the nature of the action or claim.

            4.17 Taxes. All Tax returns required to be filed with respect to the Company with any Governmental Authority have been duly and timely filed, and all such Tax returns are true, correct and complete in all material respects. The Company (a) has duly and timely paid (or has caused payment to be made on its behalf pursuant to a consolidated return) all Taxes that are due, or claimed or asserted by any Governmental Authority to be due, from the Company for the periods covered by such returns or (b) has duly and fully provided for such Taxes, in accordance with GAAP, in the books and records of the Company, including without limitation, in each of the Financial Statements. There are no waivers or agreements by the Company for the extension of time for the assessment of Taxes. Except as set forth in the Disclosure Schedule, neither the Company nor the Shareholder have been advised in writing by any Governmental Authority that any Tax returns or Tax reports filed by the Company with any Governmental Authority are currently being audited by the Internal Revenue Service or other appropriate governmental agency. With respect to any taxable year for which a waiver or agreement for the extension of time for the assessment of Taxes has been affected, no issues have been raised affecting either the Company's liability for Taxes or any item of income, deduction, credit, basis, gain or loss which could affect the Company's liability for Taxes directly or indirectly or the present practices of the Company in reporting and paying Taxes, and no such issues are pending. There are no Liens with respect to Taxes upon any of the assets or properties of the Company other than statutory tax Liens for Taxes not yet due. No election under Sections 108, 168, 441, 1017, 1033 or 4977 of the code is in effect with respect to the Company. The Company is not required to make any adjustment pursuant to Section 481 of the Code by reason of a change in accounting method, and there are no applications for changes in accounting method pending with any Tax authority. The Company is not jointly or severally liable for taxes as a result of being a member of a consolidated group, other than the consolidated group of which Shareholder or its affiliates are members.

            4.18 Compliance with Laws. The Company has not been and is not in material violation (or with or without notice or lapse of time or both, would be in material violation) of any term or provision of any law or laws or any writ, judgment, decree, injunction, or similar order applicable to the Company or any of its assets or properties which violation would have a material adverse effect on the Company taken as a whole.

            4.19 Environmental Protection. The Company has never utilized, stored or disposed of any Environmental Materials in any real property leased or occupied by the Company.

            4.20 Proprietary Rights. The Disclosure Schedule contains a true, accurate and complete list of all of the (a) registrations of trademarks, service marks or trade names, and all pending applications for any such registrations, (b) registration of patents and copyrights and all pending applications therefor, (c) other trademarks, service marks or trade names, whether or not registered, including, but not limited to, all Software (the matters in clauses (a), (b) and (c) are collectively referred to herein as "Proprietary Rights"), which are owned or used by the Company. Except as set forth on the Disclosure Schedule, the use of the Proprietary Rights listed on the Disclosure Schedule by the Company has not infringed, is not infringing upon and is not otherwise violating the rights of any Person in or to such Proprietary Rights or the asserted Proprietary Rights of others, nor has the Company received any notices or claims that the use of the Proprietary Rights by the Company infringes upon or otherwise violates any rights of a Person in or to such Proprietary Rights or the proprietary rights of others. Except as set forth on the Disclosure Schedule, to the Knowledge of the Company, no Person is infringing on the Proprietary Rights owned by the Company.

            4.21 Year 2000. Except as set forth in the Disclosure Schedule with respect to non-customized "off the shelf" Software utilized by the Company, all computer hardware, software, and firmware (collectively, "Software") utilized by the Company, whether directly or through outsourcing or other agreements, accurately processes date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculation. Without limiting the generality of the foregoing:

                  4.21.1 The Software will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                  4.21.2 The Software has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century;

                  4.21.3 The Software includes "year 2000 capabilities." For purposes of this Agreement, "year 2000 capabilities" means the Software:

                        (a) will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

                        (b) provides that all date-related user interface functionalities and data fields include the indication of century; and

                        (c) provides that all date-related interface functionalities include the indication of century.

      5.    Representations and Warranties of the Purchaser.

      In order to induce the Company to enter into this Agreement, the Purchaser makes the following representations and warranties to the Company:

            5.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            5.2 Authorization of Transaction. The Purchaser has full power and authority to, and has taken all actions necessary to authorize it to, execute and deliver the Agreement and each of the agreements or documents related thereto, and to perform its obligations thereunder. This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with the terms and conditions set forth herein, except as limited by bankruptcy, insolvency and general principles of equity.

            5.3 Enforceability; Conflicting Obligations. This Agreement and all other agreements of the Purchaser contemplated hereby are or, upon the execution thereof, will be the valid and binding obligations of the Purchaser enforceable against it in accordance with their terms. The execution and delivery of this Agreement do not, and the consummation of the purchase of the Common Series Stock will not, conflict with or violate any provision of the articles of incorporation or bylaws of the Purchaser, nor any provisions of, or result in the acceleration of, any obligation of the Purchaser which would have a material adverse effect on the transactions contemplated hereunder.

            5.4 Authorization. The Purchaser has all necessary corporate power and authority to enter into and perform the transactions contemplated hereby in accordance with the terms and conditions hereof.

            5.5 Litigation. There is no litigation, proceeding or any investigation by any Governmental Authority against the Purchaser or relating to the transactions contemplated hereby. There is no outstanding Order, litigation or proceeding to which the Purchaser is a party or subject and which materially adversely affects Purchaser's business or assets or its ability to consummate this Agreement or fulfill obligations under this Agreement.

            5.6 Third Party Consents. No third-party consents, approvals, or authorizations are necessary for the execution of and consummation of the transactions contemplated hereby the lack of which would have a material adverse effect on the transactions hereby contemplated.

      6. Conditions Precedent to the Obligations of Purchaser. Anything to the contrary contained elsewhere herein notwithstanding.

     6.1 Purchaser's obligations to purchase Series A Common Stock on the Initial Closing Date shall be subject to and conditioned upon the Company's satisfaction of the following conditions precedent:

          6.1.1 The Company shall have delivered to the Purchaser a fully-executed Shareholders' Agreement;

          6.1.2 The Company shall have delivered to Purchaser a Good Standing Certificate for the Company certified by the Secretary of State for the State of New York dated within thirty (30) days of the Initial Closing Date;

          6.1.3 The Company shall have delivered to Purchaser a certified copy of the Amended Certificate as filed with the office of the Secretary of 'State for the State of New York;

          6.1.4 The Company shall have delivered to Purchaser a Certificate executed by C. Jonathan Malumud certifying that as of the Initial Closing Date, all of the representations and warranties of the Company contained in the Agreement are true and correct and that the Company is not in violation of any of its obligations or covenants contained in this Agreement (the "Officer's Certificate");

          6.1.5 The Company shall have delivered to Purchaser the Initial Budget pursuant to Section 3 above in form and substance acceptable to the Purchaser;

          6.1.6 The Company shall have delivered to Purchaser within forty-five (45) days of the date of execution of this Agreement a complete and extensive business plan prepared by a professional agency reasonably acceptable to the Purchaser; and

          6.1.7 The Company shall not be in violation of any of its obligations, representations, warranties or covenants under the Agreement.

     6.2 The purchase of any of the shares of Series A Common Stock, Series B Common Stock or Series C Common Stock in any of the Closings set forth in Sections 2.1.1, 2.1.2 or 2.1.3 above, after the Initial Closing Date, shall be subject to and conditioned upon satisfaction of the following conditions precedent, unless waived in writing by Purchaser:

          6.2.1 The Company shall have delivered to Purchaser an Officer's Certificate dated as of the applicable Closing Date;

          6.2.2 The Company shall deliver to the Purchaser all Budgets and monthly Reports required pursuant to Section 3 above; and

          6.2.3 The Company shall not be in violation of any of its obligations, representations, warranties or covenants under the Agreement.

     7. Closing: All Closings with respect to the purchases of Common Series Stock pursuant to Section 2 above shall be held at the offices of Jeffer, Mangels, Butler & Marmaro, LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, CA, 90067, at ten o'clock a.m., on the applicable Closing Date or at such other time and place as the Company and the Purchaser mutually may agree. If the Initial Closing has not occurred by June 30, 1999, then the Purchaser, if not then in breach of the Agreement, may upon prior written notice to the Company terminate this Agreement. If the Closing has not occurred by July 31, 1999, then either the Company or the Purchaser, if not then in breach of the Agreement, may upon prior written notice to the other party terminate this Agreement. In the event the Agreement is terminated pursuant to this Section 7, the Agreement shall be of no further force or effect, except that such termination pursuant to this Section 7, the Agreement shall be of no further force or effect, except that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination. The Purchaser shall notify the Company in writing no later than five (5) business days prior to the proposed Closing of any purchaser of Common Series Stock (the "Purchase Notice"). In addition to the proposed date of the Closing, the Purchaser Notice shall advise the Company of the amount of shares of Common Series Stock that Purchaser intends to purchase at such Closing. The delivery of documentions for each Closing may be made by mail, overnight courier or such other means as may be deemed acceptable by the Parties. Delivery of funds at each Closing may be made by check or wire transfer to an account directed by the Company.

     8.   Termination.

          8.1 In the event of a breach of any of the terms or conditions of this Agreement, the non-breaching party may provide notice of such breach to the breaching party, in accordance with the notice provisions of Section _ herein. If the breaching party fails to remedy the breach within thirty (30) days after having received notice, the non-breaching party may in its sole discretion elect to terminate this Agreement at any time thereafter.

          8.2 Termination of this Agreement shall not affect any rights or remedies of either party accrued hereunder including, without limitation, Purchaser's right to retain all Capital Stock in the Company issued to it prior to termination.

     9.   Confidential Information.

          9.1 "Confidential Information" shall mean, without limitation, the following, whether in existence now or arising in the future:

               9.1.1 such confidential business information relating to the business of either party as any of such party's directors, officers or employees may from time to time designate to the other party in writing as being included in the expression "Confidential Information";

               9.1.2 confidential business information related to the business of either party encompossed in all drawings, designs, plans, proposals, marketing plans and sales plans of either party;

                    9.1.3 all confidential proprietary information, financial information, profit information, cost information, client information, strategies, plans, proposals, economic policies and any confidential technique, process, formula, development, experimental work, idea, secret, trade secret, know-how or other confidential matter related to either party or any of their activities, processes and operations and the proposed activities, process and operations of any party; and

                    9.1.4 all computer programs existing or under development and all information related thereto including algorithms, specifications, flow charts, listings, source codes and object codes owned by any party or to which any party has access.

               9.2 Notwithstanding the provisions of Section 9.1 above, Confidential Information shall not include:

                    9.2.1 information which is in the public domain at the date of disclosure to a party or which thereafter enters the public domain through no fault of that party (but only after it enters the public domain); or

                    9.2.2 information which is known by a party prior to such disclosure; or


                    9.2.3 information which is learned by a party from a third party who that party does not have reason to believe is under an obligation to keep such information confidential;

               9.3  Purchaser covenants and agrees that Purchaser shall:

                    9.3.1 use its best reasonable efforts to regard and preserve as confidential all Confidential Information regarding the Company;

                    9.3.2 refrain from, directly or indirectly, utilizing, disclosing, divulging or disseminating to any Person any Confidential Information, except as required by law or any judicial or administrative process; and

                    9.3.3 not, without prior written authorization from the Company, use for its own benefit or purpose (other than in connection with this Agreement or in connection with any financing undertaken by the Purchaser), or for the benefit or purposes of any third party, any Confidential Information.

          10. Non-Competition. Except with respect to any ownership interests in the Company, so long as the Purchaser owns at least ten percent (10%) of the Capital Stock of the Company, Purchaser shall not, without the Company's prior consent, directly or indirectly own any legal or beneficial interest in, or render services or give advice to, any business located anywhere or any entity located anywhere which grants franchises, licenses or other interests to others to operate any business which sells or distributes commemorative stamps pursuant to the plan of operation currently contemplated by the Company.

          11. Assignment. The Company may not transfer or assign any of its rights, responsibilities or duties under this Agreement to any entity. I.T. may transfer any or all of its rights, responsibilities or duties under this Agreement to any corporation or other business entity, all of the voting equity of which is owned or controlled by I.T.

          12.  Miscellaneous.

               12.1 Expenses. Each party shall bear all of its own costs and expenses incurred in connection with the transactions contemplated hereby.

               12.2 Modification or Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by both parties.

               12.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

               12.4 Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement.

               12.5 Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future stature, law, ordinance or regulation, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

               12.6 Representation by Counsel. The Company acknowledges that Jeffer, Mangels, Butler & Marmaro LLP has represented only the Purchaser and not any other party in the negotiation, drafting of this Agreement and the transactions contemplated hereby and the Company has consulted with his own legal counsel in connection with negotiation and drafting of this Agreement and the transactions contemplated hereby and its rights with respect hereto prior to the execution hereof.

               12.7 Survival of Representations and Warranties. The representations and warranties of the parties hereto as set forth herein shall survive the consummation of the transactions contemplated hereby and for a period of three years following last Closing Date with respect to any purchase of Common Series Stock by the Purchaser hereunder.

     12.8 No Finders or Brokers. Except with respect to Mendel Mochkin whose fees shall be the sole responsibility of the Purchaser, the parties hereto represent and warrant that they have not engaged or have been represented by any broker or finder in connection with this Agreement or the transactions contemplated hereby and each party fully indemnifies and holds harmless the other party from any losses, damages or expenses incurred by the other party in connection their breach of this Section.

     12.9 Attorneys' Fees. Should any party hereto institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision thereof, the judge or the arbitrator, as the case may be, shall allocate the costs and expenses (including attorney's fees and expenses) of such proceeding between the parties based on such judge's or arbitrator's determination of the merits of the parties respective positions in the proceedings.

     12.10 Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific paragraph of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such receipt shall be conclusive evidence of delivery, or if by telegraph or if by other carrier service, upon confirmation of delivery by the carrier, addressed to the party to whom such notice, demand or other communication is to be given as set forth below. Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party or parties hereto.

                         The Company:        535 Fifth Avenue
                                             Suite 300
                                             New York, NY 10017
                                             Attn: C. Jonathan Malumud
                                             Fax: 718-369-6270

                         With a copy to:     Leon Schrage, Esq.
                                             26 Court Street, Suite 810
                                             Brooklyn, New York 11242
                                             Fax: 718-858-0751

          The Purchaser:      A.C.N. 085 839 738
                              18 Denman Avenue
                              East St. Kilda, Victoria 3143
                              Melbourne, Australia
                              Attn: Jonathan Herzog
                              Fax: 011-613-9525-8077

          With a copy to:     Barry L. Burten, P.C.
                              Jeffer, Mangels, Butler & Marmaro LLP
                              2121 Avenue of the Stars
                              10th Floor
                              Los Angeles, CA 90067
                              Fax: (310) 203-0567

          12.11 Entire Agreement. This Agreement along with the Exhibits and Schedules attached hereto constitutes the entire agreement of the Company and Purchaser with respect to this subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and canceled in their entirety and are of no further force or effect.

          12.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its rules regarding conflicts of laws.

          12.13 Arbitration. Each party hereto agrees to submit any claim or dispute arising out of, or related to this Agreement, to private and confidential arbitration before a single arbitrator. The arbitrator selected shall be a person experienced in negotiating, making and consummating agreements of the type of this agreement. The arbitrator shall be selected by mutual agreement or, if no agreement can be reached within sixty (60) days after the initial notice requesting arbitration is delivered by one of the parties, by the American Arbitration Association pursuant to its rules. Subject to the terms of this section 12.13, the arbitration proceedings shall be governed by the Commercial Rules of Arbitration of the American Arbitration Association and shall take place in New York, New York. There shall be no punitive damages may be awarded. The decision of the arbitrator shall be final and binding on each of the parties and judgment thereon may be entered in any court having jurisdiction. This arbitration procedure is intended to be the exclusive method of resolving any claim arising out of or related to this Agreement. The only exception to this arbitration provision shall be an action by either party seeking equitable, including injunctive, relief in a court of competent jurisdiction. Each party agrees to the personal and subject matter jurisdiction of the Supreme Court for the State of new York located in New York County for the resolution of any dispute, including related to this arbitration provision or enforcement of any award upon any judgment rendered in arbitration.

          12.14 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument, and shall become effective when the counterparts have been signed by each party hereto and delivered to the other parties.

          12.15 Further Assurances. Each of the parties hereto shall execute and delivery any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder to carry out the intent of the parties hereto.

          12.16 Non-Waiver. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

          12.17 Number and Gender. In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so requires.

          12.18 Cross-References. All cross-references in this Agreement, unless specifically directed to another agreement or document, refer to provisions in this Agreement and shall not be deemed to be reference to the overall transaction or to any other agreements or documents.

          12.19 Exhibits. All exhibits and schedules, as the case may be, attached hereto are hereby incorporated by reference.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STAMPVILLE.COM INC.                     I.T. TECHNOLOGY, INC.

By:  /s/ C. JONATHAN MALAMUD            By:  /s/ LEVI MOCHKIN
   -------------------------------         -------------------------------

Name:  C. Jonathan Malamud              Name:  Levi Mochkin
   -------------------------------         -------------------------------

Title: Chief Executive Officer          Title: Chief Executive Officer
   -------------------------------         -------------------------------




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